UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 14, 2014

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 Montgomery Street, 13th Floor
San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

600 Montgomery Street, 13th Floor, San Francisco, California 94111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On January 14, 2014, Diamond Foods, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of the close of business on November 22, 2013, the record date for the Annual Meeting, 22,475,123 shares of common stock of the Company were outstanding and entitled to vote. At the Annual Meeting, 18,209,196 shares, or 81%, of the outstanding common shares entitled to vote, were represented in person or by proxy.

At the Annual Meeting, stockholders voted on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 27, 2013, and cast their votes as described below.

1.	Elect the three Class III nominees listed below to hold office until the 2017 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Name	Votes For	Votes Withheld	Broker Non-Votes
Class II Directors:
Ed Blechschmidt	9,957,392	2,995,888	5,255,916
R. Dean Hollis	8,958,904	3,991,847	5,225,916
Robert Zollars	12,071,861	878,890	5,225,916

2.	Ratifiy the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending July 31, 2014:

Votes For	Votes Against	Abstentions
17,889,597	217,481	102,118

3.	Approve the following resolution:

“RESOLVED, that Diamond Foods, Inc.’s stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.”

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,424,340	1,607,556	921,384	5,225,916

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: January 15, 2014	By:	/s/ Stephen Kim
Name: Stephen Kim
Title: SVP, General Counsel